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                                                                    Exhibit 5.01


                                                                October 18, 2000

To the Board of Directors
Corning Incorporated

Ladies and Gentlemen:

     As General Counsel of Corning Incorporated (the "Company"), I am furnishing this opinion in connection with the Registration Statement (the "Registration Statement") on Form S-3 being filed with the Securities and Exchange Commission (the "Commission") under Rule 462(b) of the Securities Act of 1933, as amended, with respect to the proposed offering of up to $800,000,000 aggregate amount of securities, which may include shares of the Company's Common Stock, par value $.50 per share (the "Common Shares"), and the Company's convertible debt securities (the "Debt Securities", and together with the Common Shares, the "Securities"). The Debt Securities will be issued pursuant to (i) an Indenture (the "Senior Indenture") dated as of __________ between the Company and The Chase Manhattan Bank (the "Trustee"), a form of which is filed as Exhibit 4.01 to the Registration Statement on Form S-3, Registration Nos. 333-81299 and 333-81299-01, and (ii) a Supplemental Indenture (the "Supplemental Indenture", together with the Senior Indenture, the "Indenture") dated as of ___________between the Company and the Trustee, a form of which will be filed as an exhibit to the Company's Current Report on Form 8-K.

     I have examined the resolutions of the Board of Directors of the Company (the "Resolutions") authorizing the issuance, offering and sale of the Securities. I have also examined the originals, or copies identified to my satisfaction, of such corporate records of the Company, such other agreements and instruments, certificates of public officials and officers of the Company and other persons; and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed.

     Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing under the laws of the State of New York.

     2. The Common Shares (including Common Shares issuable upon conversion of any Debt Security) have been duly authorized and, when issued and delivered pursuant to the authority granted in the Resolutions and paid for,

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will be legally issued, fully paid and non-assessable.

     3. The Indenture, when duly authorized, executed and delivered by the Company, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legally binding instrument of the Company enforceable against the Company in accordance with its terms.

     4. The Debt Securities have been duly authorized and, when the final terms thereof have been duly established and approved, when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, when executed and authenticated in accordance with the Indenture and when delivered and paid for, will constitute legal, valid and binding obligations of the Company.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Validity of Securities" in the related prospectus.

                                       Very truly yours,

                                       /s/ William D. Eggers